SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                            Southwest Gas Corporation
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                (Name of Registrant as Specified In Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

IT'S TIME TO VOTE YOUR SHARES


         This year's Annual Meeting will be held on May 10, 2001. Because of the expansion of the offices on the corporate campus, this year's meeting will be held at the Rio Pavilion Convention Center, adjacent to the Rio All-Suite
Casino Resort on West Flamingo.

         As participants in the Employees' Investment Plan and as Company shareholders, you will be receiving proxy materials for this year's Annual Meeting. You will be asked to consider the election of 11 directors, the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants and a shareholder proposal requesting that the Board of Directors redeem the rights distributed under the Company's shareholder rights plan adopted in 1996 unless the plan is approved by the affirmative vote of holders of a majority of the Company's shares present at the meeting. The Board of Directors recommends that you vote:

         FOR the selection of Arthur Andersen LLP; and AGAINST the recommendation to eliminate the Company's shareholder rights plan.

         The Board of Directors believes that the Company's shareholder rights plan is in the best interests of the Company and its shareholders, employees and customers. The benefits in retaining the rights plan are addressed in the "STATEMENT IN OPPOSITION" to the shareholder proposal starting on page 24 of this year's Proxy Statement.

         It is important that your shares are represented and voted at the Annual Meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you to sign, date, and mail the enclosed proxy at your earliest convenience.

         If you have already voted and now decide to change your vote, you can contact the Shareholder Services Department and a new proxy card will be provided to you. If you have shares in the 401(k) plan, that proxy instruction card will be arriving at your homes shortly and it should be returned in the appropriate envelope to Fidelity. If you have any questions, you can contact Karen Stanfield, Shareholder Services at (702) 364-3002.